Exhibit 10.1

                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT
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                  FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of March 31,
2006, by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation ("Company"), and JOHN P. BENFIELD, an individual ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Company and Employee are parties to that certain Employment Agreement, dated September 29, 1995, as amended by a First Amendment to Employment Agreement dated as of May 2, 1997, a Second Amendment to Employment Agreement dated as of November 14, 2001; a Third Amendment to Employment Agreement dated as of June 17, 2003, and a Fourth Amendment to Employment Agreement dated as of January 26, 2006, pursuant to which Employee serves as President of Company (the "Agreement"); and

                  WHEREAS, Company and Employee desire to amend the Agreement as provided below;

                  NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows.

                  1. Paragraph 3 of the Agreement is hereby amended and restated to read in its entirety as follows:

                           3. Term. This Agreement shall be for a term commencing on September 29, 1995 and ending on March 31, 2007, provided, however, that either party may terminate this Agreement prior to the expiration of the term of this Agreement by providing the other party with no less than thirty (30) days prior written notice of termination.

                  2. Except as specifically provided herein, all terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Company and Employee unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of the Agreement. Except as specifically provided herein, this Fifth Amendment is not a consent to any waiver or modification of any term or condition of the Agreement.

                  3. This Fifth Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York, without giving effect to its conflicts of law principles.

                  4. This Fifth Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.
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                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Amendment to be duly executed and delivered as of the date first above written.

                                          COACTIVE MARKETING GROUP, INC.


                                          By: /s/ ERWIN MEVORAH
                                              ----------------------------------
                                              Name:  Erwin Mevorah
                                              Title: Chief Financial Officer


                                              /s/ JOHN P. BENFIELD
                                              ----------------------------------
                                              John P. Benfield

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